EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




TO THE PENSION AND BENEFITS COMMITTEE OF THE
GENLYTE GROUP INCORPORATED:


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into Genlyte's previously filed Registration Statement on Form S-8 (File No.'s 33-30722 and 33-27190).


                                                             ARTHUR ANDERSEN LLP


New York, New York
June 21, 1996


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